UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

OPLINK COMMUNICATIONS, INC.
(Name of Registrant as Specified in Its Charter)

ENGAGED CAPITAL MASTER FEEDER I, LP
ENGAGED CAPITAL MASTER FEEDER II, LP
ENGAGED CAPITAL I, LP
ENGAGED CAPITAL I OFFSHORE, LTD.
ENGAGED CAPITAL II, LP
ENGAGED CAPITAL II OFFSHORE LTD.
ENGAGED CAPITAL, LLC
ENGAGED CAPITAL HOLDINGS, LLC
GLENN W. WELLING
VOCE CATALYST PARTNERS LP
VOCE CAPITAL MANAGEMENT LLC
VOCE CAPITAL LLC
J. DANIEL PLANTS
JEFFREY S. MCCREARY

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

Engaged Capital, LLC and Voce Capital Management LLC, together with the other members of the Oplink Shareholders for Change (“OSC”) and the participants named herein, has made a preliminary filing with the Securities and Exchange Commission of a proxy statement and an accompanying GOLD proxy card to be used to solicit votes for the election of OSC’s slate of two highly-qualified director nominees to the Board of Directors of Oplink Communications, Inc., a Delaware corporation (the “Company”), at the Company’s upcoming 2014 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On November 6, 2014, OSC issued the following press release:

Oplink Shareholders for Change (OSC) Release Letter to Fellow Shareholders

•	Full year since last Annual Meeting took place
•	Board has failed to set a date for 2014 Annual Meeting
•	Delay of 2014 Annual Meeting consistent with Oplink’s history of entrenchment devices and tactics
•	OSC intends to petition Delaware Court of Chancery for order compelling Board to hold Annual Meeting forthwith
•	Democracy delayed is democracy denied

Newport Beach, Calif. & San Francisco, November 6, 2014 /Business Wire/ - Oplink Shareholders for Change (“OSC”), a group led by Engaged Capital, LLC (“Engaged Capital”) and Voce Capital Management LLC (“Voce Capital”), released today a letter to shareholders of Oplink Communications Inc. (“Oplink” or the “Company”) (NASDAQ:OPLK) highlighting the Board’s continued abandonment of their responsibility to call the Annual Meeting of shareholders.

Full text of the letter to shareholders:

November 6, 2014

Fellow Oplink Shareholders:

Today marks the one-year anniversary of the last annual meeting of shareholders of Oplink Communications, Inc. (“Oplink” or the “Company”).  As of this writing, we are unaware of any steps taken by our Board of Directors (the “Board”) to call or prepare for the 2014 annual shareholder meeting (the “Annual Meeting”), such as setting a meeting date or establishing a record ownership date. Just last week, the Board was required to file an amended Form 10K because it now acknowledges that it “no longer expect[s] to file [its] definitive proxy statement” within 120 days of the end of its fiscal year.

The Board’s abdication of such an essential duty is indefensible and shameful.  As its name implies, the Annual Meeting is intended to occur once a year to enable shareholders to periodically register their views on the performance of their representatives on the Board. We, the shareholders, are the owners of Oplink – not the Board. It is our fundamental right to express our opinion, through the exercise of the shareholder franchise at the Annual Meeting, on the job that our Board is doing on our behalf. Delaying the director electoral process is a dereliction of the Board’s fiduciary duty and a violation of our rights as shareholders.  We will not stand idly by while the Board attempts to silence our collective voice. We plan on pursuing all available legal remedies, including petitioning the Delaware Court of Chancery for an order compelling the Board to hold our Annual Meeting forthwith.

Despite the Board’s public statement that “Oplink welcomes input from shareholders,” its actions continue to suggest otherwise. In addition to the Company’s refusal to hold the Annual Meeting, we note that the legacy directors have surrounded themselves with a full armament of entrenchment devices, such as: a staggered Board with three classes, despite having only five members; a poison pill, which limits shareholder ownership at 15% and which has never been offered to shareholders for approval; and a slew of other restrictions on shareholder participation in Company affairs. These include a prohibition on calling special meetings and acting by written consent or amending Oplink’s organizational documents by anything other than a prohibitively high supermajority vote. Further, rather than trying to gain from our perspective as one of Oplink’s largest shareholders, with ownership of approximately 7.5% of the Company, the Board has instead decided to waste shareholder capital on a cadre of expensive advisors hired specifically to fight the inclusion of our highly qualified director nominees. Such actions and policies contradict the Company’s assertions of receptiveness to shareholder input.

Regardless, we have attempted for months to work with the Board toward a constructive solution that includes our shareholder representatives joining the Board, as independent directors, for the benefit of all shareholders. However, with each passing day we grow more disturbed by the Board’s seeming indifference to shareholder concerns and its lack of urgency in addressing them. By failing to schedule the Annual Meeting, Oplink’s Board continues to show disregard for shareholders’ input and rights. We remain fully committed to take all steps necessary to make the shareholders’ voices heard in the boardroom by adding shareholder representatives on the Board with the skills and expertise necessary to ensure the Company – our Company –takes the requisite steps to unlock the substantial value which we strongly believe is not reflected in Oplink’s current stock price.

Oplink Shareholders For Change

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Engaged Capital, LLC and Voce Capital Management LLC, together with the other members of the Oplink Shareholders for Change and the participants named herein, have filed a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of their slate of two highly-qualified director nominees at the 2014 annual meeting of stockholders of Oplink Communications, Inc., a Delaware corporation (the “Company”).

OPLINK SHAREHOLDERS FOR CHANGE STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are Engaged Capital Master Feeder I, LP (“Engaged Capital Master I”), Engaged Capital Master Feeder II, LP (“Engaged Capital Master II”), Engaged Capital I, LP (“Engaged Capital I”), Engaged Capital I Offshore, Ltd. (“Engaged Capital Offshore”), Engaged Capital II, LP (“Engaged Capital II”), Engaged Capital II Offshore Ltd. (“ Engaged Capital Offshore II”), Engaged Capital, LLC (“Engaged Capital”), Engaged Capital Holdings, LLC (“Engaged Holdings”), Glenn W. Welling, Voce Catalyst Partners LP (“Voce Catalyst Partners”), Voce Capital Management LLC (“Voce Capital Management”), Voce Capital LLC (“Voce Capital”), J. Daniel Plants and Jeffrey S. McCreary (collectively, the “Participants”).

As of the date hereof, Engaged Capital Master I beneficially owned 409,628 shares of Common Stock. As of the date hereof, Engaged Capital Master II beneficially owned 503,840 shares of Common Stock. Engaged Capital I, as a feeder fund of Engaged Capital Master I, may be deemed the beneficial owner of the 409,628 shares of Common Stock beneficially owned by Engaged Capital Master I. Engaged Capital Offshore, as a feeder fund of Engaged Capital Master I, may be deemed the beneficial owner of the 409,628 shares of Common Stock beneficially owned by Engaged Capital Master I. Engaged Capital II, as a feeder fund of Engaged Capital Master II, may be deemed the beneficial owner of the 503,840 shares of Common Stock beneficially owned by Engaged Capital Master II. Engaged Capital Offshore II, as a feeder fund of Engaged Capital Master II, may be deemed the beneficial owner of the 503,840 shares of Common Stock beneficially owned by Engaged Capital Master II. Engaged Capital, as the investment adviser to each of Engaged Capital Master I and Engaged Capital Master II, may be deemed to beneficially own the 913,468 shares of Common Stock owned in the aggregate by Engaged Capital Master I and Engaged Capital Master II. Engaged Holdings, as the managing member of Engaged Capital, may be deemed to beneficially own the 913,468 shares of Common Stock owned in the aggregate by Engaged Capital Master I and Engaged Capital Master II. Mr. Welling, as the founder and chief investment officer of Engaged Capital and the sole member of Engaged Holdings, may be deemed to beneficially own the 913,468 shares of Common Stock owned in the aggregate by Engaged Capital Master I and Engaged Capital Master II. As of the date hereof, Voce Catalyst Partners directly owned 205,872 shares of Common Stock. As of the date hereof, Voce Capital Management beneficially owned 342,688 shares of Common Stock (including 205,872 shares of Common Stock owned directly by Voce Catalyst Partners). Voce Capital, as the sole managing member of Voce Capital Management, may be deemed the beneficial owner of the 342,688 shares of Common Stock beneficially owned by Voce Capital Management. Mr. Plants, as the sole managing member of Voce Capital, may be deemed the beneficial owner of the 342,688 shares of Common Stock beneficially owned by Voce Capital. As of the date hereof, Mr. McCreary directly owned 10,000 shares of Common Stock.

About Engaged Capital:

Engaged Capital, LLC, (“Engaged Capital”) was established in 2012 by a group of professionals with significant experience in activist investing in North America and was seeded by Grosvenor Capital Management, L.P., one of the oldest and largest global alternative investment managers. Engaged Capital is a limited liability company owned by its principals and formed to create long-term shareholder value by bringing an owner’s perspective to the managements and boards of undervalued public companies. Engaged Capital manages both a long-only and long/short North American equity fund. Engaged Capital’s efforts and resources are dedicated to a single investment style, “Constructive Activism” with a focus on delivering superior, long-term, risk-adjusted returns for investors. Engaged Capital is based in Newport Beach, California.

About Voce Capital Management:

Voce Capital Management LLC (“Voce”) is an employee-owned investment manager and the advisor to Voce Catalyst Partners LP, a private investment partnership. Voce employs a value-driven, governance-focused investment strategy and is based in San Francisco, California.

SOURCE: Oplink Shareholders for Change, Engaged Capital, LLC and Voce Capital LLC

Contacts

Bayfield Strategy, Inc.
Riyaz Lalani, 416-907-9365
rlalani@bayfieldstrategy.com